Exhibit 10.1

LOAN AGREEMENT

This LOAN AGREEMENT (the “Agreement”) is made and entered into as of April 13, 2026 (the “Effective Date”), by and between:

1.	Lender: Jie Wang, with an address at [—]

2.	Borrower: Advanced Biomed Inc., a Nevada company (“Borrower”), with an address at No. 689-85 Xiaodong Road, Yongkang District, Tainan City, Taiwan

The parties hereby agree as follows:

1. Loan Amount

Lender agrees to lend to Borrower the principal sum of Six Hundred Thousand United States Dollars (USD 600,000) (the “Loan”).

2. Term

The term of this Loan shall be six (6) months from the date the funds are disbursed to the Borrower (the “Maturity Date”). The date on which Lender delivers the Loan proceeds to Borrower shall be referred to as the “Disbursement Date.” Upon mutual written agreement of the parties, the term of this Loan may be extended for six (6) additional months, on such terms as the parties may agree in writing.

3. Interest

1.	Borrower shall pay to Lender interest on the unpaid principal balance of the Loan at the rate of ten percent (10%) per annum.

2.	Interest shall accrue from the Disbursement Date through the Maturity Date.

4. Repayment

1.	Borrower shall repay the principal amount of USD 600,000, plus all accrued interest, in full on or before the Maturity Date.

2.	Payment shall be made in United States Dollars via wire transfer to an account designated by Lender (or in such other manner as the parties may agree in writing).

5. Prepayment

Borrower may prepay the Loan, in whole or in part, at any time without penalty or premium. Any partial prepayment shall first be applied to accrued but unpaid interest, then to the outstanding principal.

6. Default

1.	An “Event of Default” shall occur if Borrower fails to pay the principal and accrued interest in full by the Maturity Date.

2.	Upon an Event of Default, Lender may declare all amounts due and payable immediately.

3.	Borrower shall be responsible for all reasonable costs incurred by Lender in enforcing its rights under this Agreement, including attorneys’ fees.

7. No Security

This Loan is unsecured.

8. Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Any dispute arising from this Agreement shall be brought and resolved in the courts located in the State of New York, and the parties consent to personal jurisdiction in such courts.

9. Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior negotiations or understandings. This Agreement may be amended or modified only by a written instrument signed by both parties.

10. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures transmitted by email/PDF shall be effective as originals.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

LENDER:

Jie Wang

By:	/s/ Jie Wang
Name:	Jie Wang
Title:
Date:	4/13/2026

BORROWER:

Advanced Biomed Inc,

By:	/s/ Yi Lu
Name:	Yi Lu
Title:	Chief Executive Officer
Date:	4/13/2026

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